            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Prospectus Supplement to the
Registration Statement on Form S-3 of Long Beach Acceptance Auto Receivables
Trust 2004-C, Class A Asset-Backed Notes of our report dated February 5, 2004 relating to the consolidated financial statements of Financial Security
Assurance Inc. and Subsidiaries as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, which appears as an exhibit in Financial Security Assurance Holdings Ltd.'s Annual Report on Form
10-K for the year ended December 31, 2003. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus Supplement.

/s/ PricewaterhouseCoopers LLP

New York, New York
December 6, 2004